Exhibit 10.2



                      AMENDED CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement ("Agreement"), dated May 12, 2005, with an effective date of April 1, 2005 (the "Effective Date"), is made by and between Loev Corporate Filings, Inc., a Nevada corporation whose business address is 4712 Bellview, Bellaire, Texas 77401 ("Consultant"), and XA, Inc. ("Client").

     WHEREAS, Consultant has extensive knowledge and background in creating and submitting electronic filings to the United States Securities and Exchange
Commission ("SEC" or "Commission") through the Electronic Data Gathering Analysis, and Retrieval ("EDGAR") system;

     WHEREAS, Client, a publicly held corporation with its common stock shares trading on the OTC Bulletin Board under the ticker symbol "XAIN.OB," is required by the SEC to file electronically through EDGAR;

     WHEREAS, Client desires to timely, accurately, and cost effectively satisfy its mandate to file electronically through EDGAR all documents, including filings, correspondence, and supplemental information under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act");

     WHEREAS, Consultant and Client previously entered into an agreement covering Consultant providing Client EDGAR services in January 2005 ("Previous Agreement"), and the parties desire to modify the terms of their Previous Agreement on the terms and subject to the conditions set forth herein;

     WHEREAS, this Agreement shall replace and supplant all provisions and terms of the Previous Agreement; and

     WHEREAS, Client desires to engage Consultant to provide EDGAR filing services on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.   SERVICES OF CONSULTANT.

     Consultant agrees to perform for Client all reasonable and necessary services required in order to timely and accurately satisfy Client's EDGAR filing requirements under the Securities Act and the Exchange Act (the "Services").

2.   CONSIDERATION.

     (A)  SHARES.

          Client agrees to pay Consultant, as its fee and as consideration for Services provided, Thirty Thousand (30,000) shares of common stock of the Client (the "Shares") plus an additional Ten Thousand (10,000) shares of common stock in consideration for Consultant modifying the Previous Agreement and entering into this Agreement (the "Consideration," and collectively with the Shares, the "Fee").

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     (B)  VESTING OF SHARES.

          The Shares earned by Consultant shall vest on a pro rata basis on the last day of each month covered by this Agreement, during the seventeen (17) month Term of this Agreement. The Consideration shares vested on April 30, 2005. For example, on April 30, 2005, Consultant vested a total of 17,060 shares of Clients common stock, representing the Consideration and four months of vesting of the Shares (or four-seventeenth (4/17) of the Shares), one-seventeenth of the Shares (1,765 shares) for each month Consultant performed services for the Client. Consultant will continue to vest the Shares at the rate of one-seventeenth (1/17) of the Shares, or 1,765 shares per month, on the last day of each month covered by the Term of this Agreement.

3.   REGISTRATION  RIGHTS.

     If at any time after the Effective Date, Client files a registration statement with the SEC, whether on Form S-8 or any other form which Consultant's Shares would be eligible, Consultant's Shares shall be included in any such registration statement. Shares are due and payable immediately upon the effectiveness of the registration statement with the SEC and with any appropriate state's securities administrator. Client agrees to provide Consultant notice of the filing of such registration and of the filing of any amendments or supplements thereto.

4.   CONFIDENTIALITY.

     Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

5.   LATE  PAYMENT.

     Client shall pay to Consultant all Shares within fifteen (15) days of the date of the effectiveness of any registration statement (the "due date"). Failure of Client to finally pay any Shares within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by Consultant and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of Shares, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

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6.   INDEMNIFICATION.

     (A)  CLIENT.

          Client agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patients, copyrights, trademarks, trade secrets, and/or licenses.

     (B)  CONSULTANT.

          Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

     (C)  NOTICE.

          In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

7.   LIMITATION OF LIABILITY.

     Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fair market value of the Shares determined at the time such Shares were paid.

8.   TERMINATION AND RENEWAL.

     (A)  TERM.

          This Agreement shall become effective as of April 1, 2005 and shall terminate on May 31, 2006 (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

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     (B)  TERMINATION.

          Either party may terminate this Agreement on thirty (30) calendar day's written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement. Additionally, Client shall be entitled to all Shares that Client would have vested through the last day of the month in which this Agreement is terminated.

     (C)  TERMINATION AND PAYMENT.

          Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding Services due through the termination or expiration date of this Agreement.

9.   MISCELLANEOUS.

     (A)  INDEPENDENT CONTRACTOR.

          This Agreement establishes an "independent contractor" relationship between Consultant and Client.

     (B)  RIGHTS CUMULATIVE; WAIVERS.

          The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

     (C)  BENEFIT; SUCCESSORS BOUND.

          This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns, except that performance of the Services to be provided by Consultant under this Agreement are of a personal nature and the obligation(s) to perform the Services will not be assignable or delegable in whole or in part unless the person to whom the obligation to perform the Services is assigned or delegated is Consultant's employee or independent contractor.

     (D)  ENTIRE AGREEMENT.

          This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

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     (E)  ASSIGNMENT.

          Neither this Agreement nor any other benefit or obligation to accrue hereunder shall be assigned, transferred or delegated by either party, either in whole or in part, without the written consent of the other party, and any purported assignment, transfer or delegation in violation hereof shall be void.

     (F)  AMENDMENT.

          This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

     (G)  SEVERABILITY.

          Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

     (H)  SECTION HEADINGS.

          The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (I)  CONSTRUCTION.

          Unless the context otherwise requires, when used herein the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

     (J)  FURTHER ASSURANCES.

          In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

     (K)  NOTICES.

          Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a) United States mail, postage prepaid; or b) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

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To Client:                            To Consultant:
XA, Inc.                              Attn: Hannah M. Loev
Attn:  Joseph Wagner, President       Loev Corporate Filings, Inc.
875 North Michigan Avenue             4712 Bellview
Suite 2626                            Bellaire, TX 77401
Chicago, IL 60611

     (L)  GOVERNING LAW.

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws, rules or principles. Each of the parties consent to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (M)  CONSENTS.

          The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

     (N)  SURVIVAL OF PROVISIONS.

          The provisions contained in paragraphs 3 (Confidentiality), 5 (Indemnification), 6 (Limitation of Liability), and 8 (Miscellaneous) of this Agreement shall survive the termination of this Agreement

     (O)  EXECUTION IN COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     (P)  FAXED SIGNATURES.

          For purposes of this Agreement a faxed signature will constitute an original signature.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                          XA, INC.

                                          By: /s/ Joseph Wagner
                                          ------------------------
                                          Joseph Wagner, President


                                          LOEV CORPORATE FILINGS, INC.

                                          By: /s/ Hannah M. Loev
                                          ----------------------
                                          Its: President

                                          Printed Name: Hannah M. Loev

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